CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated May 22, 2014 relating to the financial statements and financial highlights which appears in the March 31, 2014 Annual Report to Shareholders of DoubleLine Total Return Bond Fund, DoubleLine Core Fixed Income Fund, DoubleLine Emerging Markets Fixed Income Fund, DoubleLine Multi-Asset Growth Fund, DoubleLine Low Duration Bond Fund, DoubleLine Floating Rate Fund and DoubleLine Shiller Enhanced CAPE® (each a series of DoubleLine Funds Trust) and the use of our report dated May 22, 2014 relating to the financial statements of DoubleLine Equities Growth Fund (a series of DoubleLine Equity Funds), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Disclosure of Portfolio Information”, “Independent Registered Public Accounting Firm and Financial Statements” in such Registration Statement.

PricewaterhouseCoopers LLP

Los Angeles, California

June 27, 2014